EXHIBIT 4.2

                                                           Shawn Gladstone
                                                           -------------------
                                                           Employee Name

                                GKN HOLDING CORP.
                             STOCK OPTION AGREEMENT

                  AGREEMENT, made as of the 16th day of January, 1992 between GKN HOLDING CORP., a Delaware corporation ("Company"), and SHAWN GLADSTONE ("Employee" or "Grantee").

                  WHEREAS, on January 16, 1992 the Board of Directors of the Company or a committee thereof (in either event, "Company") authorized the grant to the Employee of an option to purchase an aggregate of 100,000 of the authorized but unissued or treasury shares of the Common Stock of the Company ("Common Stock"), pursuant to the 1991 Employee Incentive Plan of GKN Holding Corp. ("Plan"), on the terms and conditions set forth in this Agreement and subject to provisions of the Plan; and

                  WHEREAS, the Employee desires to acquire said option on the terms and conditions set forth in this Agreement;

                  IT IS AGREED:

                  1. The Company hereby grants to the Employee the right and option to purchase all or any part of an aggregate of 100,000 shares of the Common Stock on the terms and conditions set forth herein and subject to the provisions of the Plan ("Option"). The Option is designed to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended ("Code").

                  2. The purchase price of each share of Common Stock subject to the Option ("Option Shares") shall be $1.10 per share.

                  3. a. The Option shall be exercisable as follows:

                        (1) options to purchase 10,000 Option  Shares  shall  be
                            immediately exercisable; and

                        (2) the remaining  options  to  purchase 90,000  Option
                            Shares shall become exercisable on January 16, 1993.

                  After the Option or any portion thereof becomes exercisable, it shall remain exercisable, except as otherwise provided herein, until the close of business on January 15, 2002 ("Exercise Period"). The Option may be exercised, except as provided in subparagraph (b) below, only if the Employee at the time of exercise is employed by the Company or any Subsidiary (as defined in Section 424 of the Code) and shall have been so employed continuously since the date of this Agreement.

                      b. If the Employee's employment with the Company or any Subsidiary terminates for any reason prior to the time that the Option has been fully exercised, the portion of the Option not yet exercisable on the date of termination of employment shall immediately expire. Any portion of the Option which is exercisable on the date of termination of employment and which has not



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yet been exercised  ("Exercisable  Portion") shall also expire unless  exercised within three months after such termination, but in no event after expiration of the Exercise Period; provided, however, that (i) in the event of the death of the Grantee during this three month period, the person or persons to whom the Grantee's rights are transferred by will or the laws or descent and distribution ("Heir") shall have a period of three months from the date of the Grantee's death to exercise any Exercisable Portion, but in no event after expiration of the Exercise Period; (ii) if the Board of Directors determines that the Grantee's employment was terminated for cause, the Exercisable Portion will immediately expire; (iii) if the Grantee's employment is terminated by reason of the Grantee's permanent disability (as determined by the Board of Directors), the Exercisable Portion may be exercised by the Grantee within twelve months after such termination, but in no event after expiration of the Exercise Period; and (iv) in the event of the death of the Grantee while in the employment of the Company or any Subsidiary or during the twelve (12) month period referred to in
(iii) above, the Heir shall have a period of twelve months from the date of Grantee's death to exercise the Exercisable Portion, but in no event after expiration of the Exercise Period.

                      c. The Option shall not be assignable or transferable except in the event of the death of the Employee, by will or by the laws of descent and distribution. No transfer of the Option by the Employee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

                  4. The Employee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option.

                  5. In the event of a reorganization, recapitalization, reclassification, stock split or exchange, stock dividend, combination of shares, or any other similar change in the Common Stock of the Company, the Board of Directors of the Company shall, in its sole discretion, make such equitable, proportionate adjustments, if any, as it deems appropriate in the number and kind of shares covered by the Option and in the option price thereunder, in order to preserve the Employee's proportionate interest in the Company and to maintain the aggregate option price; provided, however, that upon the dissolution or liquidation of the Company, or upon any merger, consolidation or other form of reorganization, or upon the sale of all or substantially all of the Company's assets, the Option may be terminated by the Company or its successor and be of no further effect.

                  6. The Company hereby represents and warrants to the Employee that the Option Shares, when issued and delivered by the Company to the Employee in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

                  7. The Employee hereby represents and warrants to the Company that s/he is acquiring the Option and shall acquire the Option Shares for his/her own account and not with a view to the distribution thereof.

                  8. Anything in this Agreement to the contrary notwithstanding, the Employee hereby agrees that s/he shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him/her without registration under the Securities Act of 1933, as amended ("Act"), or in the event that they are not so registered, unless (a) an exemption from the Act is available thereunder, and (b) the


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Employee has furnished the Company with notice of such proposed transfer and the
Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

                 9. The Employee hereby acknowledges that:

                    a. All reports and documents required to be filed by the Company with the National Association of Securities Dealers, Inc. and Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and other applicable laws within the last 12 months have been made available to the Employee for his/her inspection.

                    b. If s/he exercises the Option, s/he must bear the economic risk of the investment in the Option Shares for an indefinite period of time because the Option Shares will not have been registered under the Act and cannot be sold by him/her unless they are registered under the Act or an exemption therefrom is available thereunder.

                    c. In his/her position with the Company, s/he has had both the opportunity to ask questions of and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent to the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to subparagraph (a) above.

                    d. The Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the Act or an exemption therefrom.

                    e. The certificates evidencing the Option Shares shall bear the following legends:

                                    "The shares  represented by this certificate
                                    have been acquired for  investment  and have
                                    not been registered under the Securities Act
                                    of  1933.  The  shares  may  not be  sold or
                                    transferred   in   the   absence   of   such
                                    registration or an exemption therefrom under said Act."

                                    "The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement, dated as of January 16, 1992, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof."

                  10. Subject to the terms and conditions of the Agreement, the Option may be exercised by written notice to the Company at its principal place of business. Such notice shall state the election to exercise the Option and the number of Option Shares in respect to which it is being exercised, shall contain a representation and agreement by the person or persons so exercising the Option that the Option Shares are being purchased for investment and not with a view to the distribution or resale thereof, and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment of the


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full purchase price of the Option Shares in cash or by bank or certified  check, unless otherwise agreed to by the Company. The Company shall issue a certificate or certificates evidencing the Option Shares as soon as practicable after the notice and payment is received. The certificate or certificates evidencing the Option Shares shall be registered in the name of the person or persons so exercising the Option.

                 11. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall in all respects be controlling.

                 12. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall either be delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth below, or to such other address as either shall have specified by notice in the writing to the other, and shall be deemed duly given hereunder when so delivered or mailed, as the case may be.

                 13. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

                 14. This Agreement constitutes the entire agreement between the parties with respect to the subject matter thereof.

                 15. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

                 16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the 20th day of January, 1992


GKN HOLDING CORP.                        Address:
                                            61 Broadway, 12th Floor
                                            New York, New York 10006
By:   /s/ David M. Nussbaum
     ----------------------------
     David M. Nussbaum, Chairman



EMPLOYEE:                                Address:
                                            64 Short Way
                                            Roslyn Heights, New York 11577

      /s/ Shawn Gladstone
     ----------------------------
     Shawn Gladstone



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